EXHIBIT 23.1


Independent Registered Public Accounting Firm's Consent


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 14, 2004 on our audits of the consolidated financial statements of FONAR Corporation and Subsidiaries as of June 30, 2004 and 2003 and for each of the three years in the period ended June 30, 2004.

                                                     /s/ Marcum & Kliegman LLP
                                                     Marcum & Kliegman LLP


New York, New York
February 15, 2005